HANGER ORTHOPEDIC GROUP, INC.
                                  EXHIBIT 11
                      COMPUTATION OF NET INCOME PER SHARE
               FOR THE THREE MONTHS ENDED June 30, 1997 and 1996

                                                             1997            1996
                                                             ----            ----
Net income                                                $ 1,851,934    $   738,481

Less:
    Dividends declared                                         (6,440)        (5,886)
                                                          ------------   ------------
         Total                                            $ 1,845,494    $   732,595

Divided by:
    Weighted average number of shares
         outstanding                                       10,773,837      8,354,424
                                                          ------------   ------------

Net income per share                                      $       .17    $       .09
                                                          ============   ============


                FOR THE SIX MONTHS ENDED June 30, 1997 and 1996

                                                             1997            1996
                                                             ----            ----
Net income                                                $ 2,469,849    $   888,490

Less:
    Dividends declared                                        (12,735)       (11,641)
                                                          ------------   ------------
         Total                                            $ 2,457,114    $   876,849

Divided by:
    Weighted average number of shares
         outstanding                                       10,726,396      8,351,436
                                                          ------------   ------------

Net income per share                                      $       .23    $       .11
                                                          ============   ============